                                                                    EXHIBIT 4(b)

                           GROUP ANNUITY CERTIFICATE

                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                       HARTFORD, CONNECTICUT 06104-2999

                          (A stock insurance company)

        Certifies that a Group Annuity Contract has been issued to the Contract Owner specified in this Certificate.


This Certificate is a summary of the provisions of the Group Annuity Contract issued to the Contract Owner.

Signed for the Company


/s/ Bruce D. Gardner                         /s/ Lowndes A. Smith

Bruce D. Gardner, Secretary                  Lowndes A. Smith, President






Form HL-12524 Printed in U.S.A.                                     [LOGO]

                            ANNUITY SPECIFICATIONS

DESIGNATED BENEFICIARY       DR JOSHY ABRAHAM
CONTINGENT BENEFICIARY       BAIJUABRAHAM

PURCHASE PAYMENT             $10,000.00

INITIAL GUARANTEE PERIOD     6 YEARS

INITIAL GUARANTEE RATE       6.70%

ANNUAL MAINTENANCE FEE       $0.00


                               SURRENDER CHARGE

THIS CHARGE IS A PERCENTAGE OF THE GROSS SURRENDER VALUE FOR ANY AMOUNT SURRENDERED DURING THE FIRST 7 CERTIFICATE YEARS. THIS CHARGE EQUALS:

                    CERTIFICATE YEARS                CHARGE
                    -----------------                ------
                           1                           7%
                           2                           6%
                           3                           5%
                           4                           4%
                           5                           3%
                           6                           2%
                           7                           1%
                      THEREAFTER                       0%

FOR A SURRENDER MADE AT THE END OF THE INITIAL GUARANTEE PERIOD, NO SURRENDER CHARGE WILL BE APPLIED PROVIDED SUCH SURRENDER OCCURS ON OR AFTER THE END OF THE 3RD CERTIFICATE YEAR. FOR A SURRENDER MADE AT THE END OF ANY OTHER GUARANTEE PERIOD, NO SURRENDER CHARGE WILL BE APPLIED PROVIDED SUCH SURRENDER OCCURS ON OR AFTER THE END OF THE 5TH CERTIFICATE YEAR. A REQUEST FOR SURRENDER AT THE END OF A GUARANTEE PERIOD MUST BE RECEIVED IN WRITING DURING THE 30 DAY PERIOD PRECEDING THE END OF THAT GUARANTEE PERIOD.

ANNUITANT   DR MARIAMMA ABRAHAM

CONTINGENT ANNUITANT   NONE

PARTICIPANT   SAME

PARTICIPANT

CERTIFICATE                     ANNUITY COMMENCEMENT
NUMBER          196530          DATE   OCTOBER 14, 2034

CERTIFICATE                     ANNUITANT'S AGE
DATE        JULY 20, 1994       ON CERTIFICATE DATE    49

CONTRACT OWNER   HTFD MULTI BROKER DEALER TRST

GROUP ANNUITY CONTRACT NUMBER   12000

                            ANNUITY SPECIFICATIONS

ANNUITANT   DR MARIAMMA ABRAHAM

CONTINGENT ANNUITANT   NONE

CERTIFICATE NO.   196530

FORM NUMBERS               DESCRIPTION OF BENEFITS
  HL-
                           GROUP ANNUITY CERTIFICATE
12524, 12525
12526, 12527
12528, 12529
12129


FORM HL-12525 PRINTED IN U.S.A.                      PAGE 3 (CONTINUED)

DEFINITIONS         The definitions in this section apply to the following
                    words and phrases whenever and wherever they appear in this certificate.

                    ACCOUNT VALUE -- The sum of the Purchase Payment and all interest earned to that date; less the sum of the Gross Surrender Value of any surrenders made to that date; and less the sum of the annual maintenance fees deducted to that date.

                    ANNUITANT -- The person on whose life a certificate is issued.

                    ANNUITY COMMENCEMENT DATE -- The date shown on page 3.

                    BENEFICIARY -- The person entitled to receive benefits as per the terms of the Contract in case of the death of the Annuitant or the Participant or the joint Participant, as applicable.

                    CERTIFICATE DATE -- The date shown on page 3. Certificate years are measured from the Certificate Date.

                    COMPANY -- The Hartford Life Insurance Company.

                    CONTINGENT ANNUITANT -- The person designated by the Participant who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

                    CONTRACT -- The group annuity contract issued to the Contract Owner specified on page 3.

                    CURRENT RATE -- The applicable interest rate contained in a schedule of rates established by the Company from time to time for various durations.

                    DUE PROOF OF DEATH -- A certified copy of the death certificate, an order of a court of competent jurisdiction, a statement from a physician who attended the deceased, or any other proof acceptable to the Company.

                    GROSS SURRENDER VALUE -- The portion of the Account Value specified by the Participant for a full or partial surrender.

                    GUARANTEE PERIOD -- The period for which either an Initial or Subsequent Guarantee Rate will be credited.

                    HOME OFFICE OF THE COMPANY -- Currently located at 200 Hopmeadow St., Simsbury CT. All correspondence concerning this certificate should be sent to our mailing address at P.O. Box 2999, Attn: Individual Annuity Operations, Hartford, CT 06104-2999.

                    INITIAL GUARANTEE PERIOD -- The Guarantee Period chosen by the Participant on the Certificate Date.

                    INITIAL GUARANTEE RATE -- The rate of interest credited to a Purchase Payment as described in the Crediting of Interest and Guarantee Periods section. This rate of interest is specified on page 3.

                    IN WRITING -- A written form satisfactory to the Company and received at their Home Office as defined.

CONTROL
PROVISIONS
(CONTINUED)         In the event of the death of the Annuitant when there is
                    no surviving Contingent Annuitant the Beneficiary will be as follows. If the Annuitant is a joint Participant and the death of the Annuitant occurs prior to the Annuity
                    Commencement Date, the Beneficiary shall be the surviving
                    Participant, notwithstanding that the Designated
                    Beneficiary may be different. Otherwise, the Beneficiary will be the Designated Beneficiary then in effect. If there is no Designated Beneficiary in effect or if the Designated
                    Beneficiary is no longer living, the Participant will be the Beneficiary. If the Annuitant is the sole Participant and there is no Designated Beneficiary in effect, the Annuitant's estate will be the Beneficiary.

                    In the event of the death of the Participant prior to the Annuity Commencement Date, the Beneficiary will be as follows. Upon the death of the joint Participant, the Beneficiary will be the surviving joint Participant, notwithstanding that the Designated Beneficiary may be different. If the Participant was the sole Participant, the Beneficiary shall be the Designated Beneficiary then in effect. If no Beneficiary designation is in effect or if the Designated Beneficiary has predeceased the Participant, the Participant's estate will be the Beneficiary. At the first death of a joint Participant prior to the Annuity Commencement Date, the Beneficiary shall be the surviving Participant notwithstanding that the Designated Beneficiary may be different.

GENERAL
PROVISIONS          THE CONTRACT

                    The Contract is an agreement between the Contract Owner and the Company. This certificate is a summary of the Group Annuity Contract. The certificate constitutes the entire certificate.

                    MODIFICATION

                    The only way the Contract and Certificate may be modified is by a written agreement with the Contract Owner signed by the Company's President, a Vice President, Secretary, or an Assistant Secretary. No modification will affect the amount or term of any annuity begun prior to the modification unless it is required to conform the Contract to any Federal or State Statutes. No modification of the Contract will affect the method by which the Participant's Account Value will be determined.

                    NON-PARTICIPATING

                    This certificate is nonparticipating. It does not earn dividends.

                    MISSTATEMENT OF AGE

                    If the age of the Annuitant and/or Participant is incorrectly stated, death benefits or annuity payments will be adjusted to the payment which would have been provided at the correct age adjusted for any overpayments or underpayments which had been made.

ANNUAL
MAINTENANCE FEE     At the end of each Certificate Year prior to the Annuity
                    Commencement Date and in the event of a full surrender of this certificate prior to the end of a Certificate Year, a fee will be deducted from the Account Value. The annual maintenance fee for each Certificate Year is shown on page 3.

PREMIUM TAXES       A deduction is also made for premium taxes, if
                    applicable. On any certificate subject to premium tax, the tax will be deducted, as provided under applicable law, from the Purchase Payment when received, from the Gross
                    Surrender Value upon surrender, or from the amount applied to effect any annuity at the time annuity payments commence.

TERMINATION         GENERAL SURRENDERS
PROVISIONS
                    Full surrenders may be made under this Certificate at any time. Partial surrenders may only be made if:

                       a) the Gross Surrender Value is at least $1,000; and

                       b) the remaining Account Value after the Gross
                          Surrender Value has been deducted is at least $5,000.

                    In the case of all surrenders, the Account Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to the Participant. Except as provided for in the special Surrenders Section, the Net Surrender Value is calculated by the Company on a daily basis as follows:

                          (A - B) x C, where:

                       A = the Gross Surrender Value reduced by an applicable
                           annual maintenance fee;

                       B = the surrender charge shown on page 3, plus any
                           unpaid premium taxes;

                       C = the Market Value Adjustment described below.

                    MARKET VALUE ADJUSTMENT

                    The formula which will be used to determine the Market Value Adjustment is calculated by the Company on a daily basis as follows:

                            | 1 + I | N/12
                            |-------|
                            | 1 + J |

                       I = Guarantee Rate in effect for the Current Guarantee
                           Period (expressed as a decimal, e.g., - 1% = .01).

ANNUITY OPTIONS     ANNUITY BENEFIT

                    On the Annuity Commencement Date, unless directed otherwise, the Company will apply the Participant's Account Value multiplied by the Market Value Adjustment, less applicable premium taxes, if any, to purchase the monthly income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guaranteed Period, no Market Value Adjustment will be applied in the determination of the monthly income payments.

                    ELECTION OF ANNUITY OPTIONS

                    The Participant may elect to have the Account Value (less applicable premium taxes, if any) applied on the Annuity Commencement Date under any of the Annuity Options described below or any other Annuity Option being offered by the Company at the time of annuitization. In the absence of such election the Account Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain.

                    Election of any of these options must be made in Writing to the Company at least 30 days prior to the date such election is to become effective.

                    DATE OF PAYMENT

                    The first payment under any option shall be made on the tenth day of the month following the Annuity Commencement Date. Subsequent payments shall be made on the tenth day of each month in accordance with the manner of payment selected.

                    The Participant, or in the case the Participant shall have not done so, the Beneficiary after the death of the Participant or Annuitant, as applicable, may elect in lieu of payment in one sum, that any amount or part thereof due by the Company under this Certificate to the Beneficiary shall be applied under any one of the options stated below. Such election must be made within one year after death of the Participant or Annuitant, as applicable, by written notice to the office of the Company.

                    DEATH OF ANNUITANT

                    In the event of the death of the Annuitant while receiving annuity payments, the present values at the current dollar amount on the date of death of any remaining guaranteed number of payments, or any then remaining balance of proceeds under the Fifth Option will be paid in one sum to the Beneficiary unless other provisions shall have been made and approved by the Company. However, if the Participant was also the Annuitant, any method of distribution must provide that any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect at the time of the Participant's death. Calculations of such present value of the guaranteed payments remaining will be based on the interest rate that is issued by the Company to determine the amount of each certain payment.

                    TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE

                    An annuity effected under a certificate may not be surrendered after the commencement of annuity payments.

                        AMOUNT OF FIRST MONTHLY PAYMENT
                            FOR EACH $1,000 APPLIED

FIRST, SECOND AND THIRD OPTIONS -- SINGLE LIFE ANNUITIES WITH:

                 Male Payee                                Female Payee
      ----------------------------------          ----------------------------------
Age      Monthly Payments Guaranteed       Cash      Monthly Payments Guaranteed         Cash
      ----------------------------------  Refund  ----------------------------------    Refund
       NONE      120      180      240              NONE      120      180      240

35     $4.03    $4.02    $4.01    $3.99    $3.99    $3.86    $3.86    $3.85    $3.84    $3.84
40      4.22     4.21     4.19     4.16     4.16     4.01     4.00     3.99     3.98     3.98
45      4.47     4.44     4.41     4.36     4.36     4.19     4.18     4.17     4.15     4.15
50      4.79     4.74     4.68     4.60     4.63     4.44     4.42     4.39     4.36     4.37
51      4.86     4.81     4.74     4.65     4.68     4.50     4.47     4.45     4.40     4.41
52      4.94     4.88     4.80     4.71     4.74     4.56     4.53     4.50     4.45     4.47
53      5.02     4.95     4.87     4.76     4.81     4.62     4.59     4.56     4.50     4.51
54      5.10     5.03     4.94     4.82     4.88     4.69     4.66     4.62     4.56     4.58
55      5.19     5.11     5.01     4.88     4.95     4.76     4.72     4.68     4.61     4.64
56      5.29     5.20     5.09     4.94     5.03     4.84     4.80     4.74     4.67     4.70
57      5.39     5.29     5.17     5.00     5.11     4.92     4.87     4.81     4.73     4.77
58      5.49     5.38     5.25     5.06     5.20     5.00     4.95     4.88     4.79     4.84
59      5.61     5.48     5.33     5.12     5.28     5.09     5.03     4.96     4.85     4.91
60      5.73     5.59     5.42     5.18     5.38     5.19     5.12     5.04     4.91     5.02
61      5.86     5.70     5.51     5.24     5.48     5.29     5.22     5.12     4.98     5.07
62      6.00     5.82     5.60     5.31     5.59     5.40     5.32     5.21     5.05     5.17
63      6.16     5.95     5.69     5.37     5.71     5.52     5.42     5.30     5.11     5.26
64      6.32     6.08     5.79     5.43     5.84     5.65     5.53     5.39     5.18     5.36
65      6.49     6.21     5.89     5.48     5.98     5.78     5.65     5.49     5.25     5.48
66      6.68     6.35     5.98     5.54     6.13     5.92     5.77     5.58     5.32     5.59
67      6.88     6.50     6.08     5.59     6.23     6.08     5.90     5.69     5.39     5.72
68      7.09     6.65     6.18     5.64     6.40     6.24     6.04     5.79     5.45     5.86
69      7.31     6.81     6.28     5.69     6.58     6.42     6.19     5.90     5.51     6.01
70      7.56     6.97     6.37     5.73     6.77     6.61     6.34     6.01     5.58     6.18
75      9.05     7.83     6.80     5.89     7.89     7.83     7.21     6.54     5.82     7.21
80     11.16     8.66     7.10     5.97     9.86     9.65     8.19     6.97     5.94     8.68


FOURTH OPTIONS -- JOINT AND LAST SURVIVOR ANNUITY


Age of
 Male                                Age of Female Payee
 Payee   35       40       45       50       55       60       65       70       75       80
      ----------------------------------------------------------------------------------------
35     $3.62    $3.68    $3.73    $3.77    $3.81    $3.84    $3.87    $3.89    $3.90    $3.91
40      3.65     3.73     3.80     3.86     3.92     3.97     4.01     4.04     4.07     4.09
45      3.68     3.77     3.86     3.95     4.04     4.12     4.18     4.23     4.27     4.30
50      3.70     3.80     3.92     4.04     4.16     4.27     4.37     4.45     4.52     4.57
55      3.72     3.83     3.96     4.11     4.27     4.43     4.58     4.71     4.81     4.89
60      3.73     3.85     4.00     4.17     4.36     4.57     4.79     4.99     5.17     5.30
65      3.74     3.87     4.03     4.21     4.44     4.70     4.99     5.29     5.57     5.80
70      3.75     3.88     4.05     4.25     4.50     4.81     5.17     5.57     5.99     6.38
75      3.76     3.89     4.06     4.27     4.54     4.88     5.31     5.82     6.40     7.00
80      3.76     3.90     4.07     4.29     4.57     4.94     5.41     6.01     6.75     7.58


FIFTH OPTION -- PAYMENTS FOR A DESIGNATED PERIOD

        Amount             Amount             Amount             Amount             Amount             Amount
 No       of        No       of        No       of        No       of        No       of        No       of
 of     Monthly     of     Monthly     of     Monthly     of     Monthly     of     Monthly     of     Monthly
Years   Payments   Years   Payments   Years   Payments   Years   Payments   Years   Payments   Years   Payments
- ----------------------------------------------------------------------------------------------------------------
 5      $18.32      10     $10.06      15      $7.34       20     $6.00       25      $5.22      30     $4.72
 6       15.56      11       9.31      16       7.00       21      5.81       26       5.10
 7       13.59      12       8.69      17       6.71       22      5.64       27       5.00
 8       12.12      13       8.17      18       6.44       23      5.49       28       4.90
 9       10.97      14       7.72      19       6.21       24      5.35       29       4.80


The monthly payment for any age not shown will be quoted upon request.



                                                     [LOGO]

Form HL-12524 Printed in U.S.A.